As filed with the Securities and Exchange Commission on January 2, 2001
                                                     Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            KEY PRODUCTION COMPANY, INC.
               (Exact name of issuer as specified in its charter)


         Delaware                                      84-1089744
(State or other jurisdiction of              (I.R.S. Employer Identification)
incorporation or organization)


707 17th Street, Suite 3300, Denver, CO                         80202-3404
(Address of principal executive offices)                        (Zip Code)


                      Columbus Energy Corp. 1985 Stock Option Plan
                 Columbus Energy Corp. 1995 Empployees' Stock Option Plan Columbus Energy Corp. Individual Stock Option Agreements
                         (Full title of the plans)

                                            --WITH A COPY TO--
F.H. Merelli, Chairman of the
Board and Chief Executive Officer
Key Production Company, Inc.                Nick Nimmo, Esq.
707 17th Street, Suite 3300                 Holme Roberts & Owen LLP
Denver, Colorado  80202-3404                1700 Lincoln, #4100
(Name and address of agent for service)     Denver, Colorado  80203

(303) 295-3995
(Telephone number, including area code,
of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------
                                                     PROPOSED
                                   PROPOSED          MAXIMUM
                      AMOUNT       MAXIMUM           AGGREGATE   AMOUNT OF
TITLE OF SECURITIES   TO BE        OFFERING PRICE    OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED   PER SHARE(1)      PRICE(1)    FEE
-----------------------------------------------------------------------------
Common Stock          214,000      $33.00            $7,062,000  $1,765.50
                      shares
-------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices reported on the New York Stock Exchange on December 28, 2000.

                               Part II of Form S-8

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

               Key Sec Filings
            (File No. 000-11769)                            Period
            --------------------                            ------
Description of Common Stock contained in Form
 8-A Registration Statement..................  Filed September 2, 1988
Annual Report on Form 10-K...................  Year ended December 31, 1999
Quarterly Report on Form 10-Q................  Quarter ended March 31, 2000
Quarterly Report on Form 10-Q................  Quarter ended June 30, 2000
Quarterly Report on Form 10-Q................  Quarter ended September 30, 2000
Proxy Statement on Schedule 14A..............  For Annual Meeting May 25, 2000
Form 425.....................................  Filed August 29, 2000
Form 425.....................................  Filed November 2, 2000
Current Report on Form 8-K...................  Filed November 3, 2000
Current Report on Form 8-K...................  Filed December 1, 2000


All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated be reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 6    INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          In accordance with the General Corporation Law of the State of Delaware, the Company has included a provision in its Certificate to limit the personal liability of its directors for violations of their fiduciary duties. The provision eliminates such directors' personal liability to the Company or its stockholders for monetary damages, except:

          (1) for any breach of the directors' duty of loyalty to the Company or its stockholders;

          (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (3) for unlawful payments of dividends or unlawful stock purchases or redemptions; or

          (4) for any transaction from which any director derived an improper personal benefit.

          This provision protects the Company's directors against personal liability for monetary damages arising from breaches of their duty of care. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders and for the specific matters set forth above, as well as for violations of the federal securities laws. The provision has no effect on the availability of equitable remedies such as injunction or recision. Additionally, these provisions do not protect a director from activities undertaken in any capacity other than that of director.

          Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit by or in the right of a corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

Item 8. Exhibits.

Exhibit No.       Description

5.1               Legality Opinion of Holme Roberts & Owen LLP.
23.1              Consent of Arthur Andersen LLP.
23.2              Consent of Holme Roberts & Owen LLP.  See Exhibit 5.1.
24.1              Powers of Attorney.  See signature page hereof.

Item 9    UNDERTAKINGS
          ------------

   (a)    Rule 415 Undertakings
          ---------------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any fact or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)   Filings Incorporating Subsequent Exchange Act Documents by Reference
          --------------------------------------------------------------------

          The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Request for Acceleration of Effective Date or Filing Registration Statement on Form S-8
          -----------------------------------------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions discussed in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, Key Production Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 29th day of December, 2000.

                                 KEY PRODUCTION COMPANY, INC.

                                 By: /s/ MONROE W. ROBERTSON
                                    ------------------------------------
                                         Monroe W. Robertson
                                         President and Chief Operating Officer

                                Power of Attorney
                                   Signatures

We, the undersigned officers and directors of Key Production Company, Inc. hereby severally constitute and appoint, Monroe W. Robertson and Paul
Korus, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Common Stock which may be acquired pursuant to the benefit plans covered by this Registration Statement; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the New York Stock Exchange; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

          Signature               Title                            Date
          ---------               -----                            ----
/s/ F. H. MERELLI                 Director, Chairman
----------------------------      and Chief Executive Officer
    F.H. Merelli                  (Principal Executive Officer)   December 29, 2000


/s/ MONROE W. ROBERTSON           President and Chief Operating
----------------------------      Officer
    Monroe W. Robertson                                           December 29, 2000


/s/ PAUL KORUS                    Vice President
----------------------------      (Principal Accounting and
    Paul Korus                    Financial Officer)              December 29, 2000


/s/ CORTLANDT S. DIETLER          Director                        December 29, 2000
----------------------------
    Cortlandt S. Dietler

/s/ L. PAUL TEAGUE                Director                        December 29, 2000
----------------------------
    L. Paul Teague

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